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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MONARCH FINANCIAL HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Dear Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Monarch Financial Holdings, Inc. (the “Company”), which will be held on May 7, 2009, at 10:00 a.m. at the Great Bridge Office of Monarch Bank, 1034 South Battlefield Boulevard, Chesapeake, Virginia 23322.

At the Annual Meeting, you will be asked to elect three directors, all of whom shall serve a three year term as Class I directors, or until their successors are elected and qualified. You will be asked for your non-binding vote on our executive compensation practices, and to ratify the appointment of the independent auditor for the Company for 2009.

The accompanying Proxy Statement and related proxy materials set forth detailed information concerning the matters upon which you will be asked to vote. The Board of Directors requests that the shareholders carefully review these materials before completing the enclosed proxy card.

Whether or not you plan to attend in person, it is important that your shares be represented at the Annual Meeting. Please complete, sign, date and return promptly the form of proxy that is enclosed in this mailing. If you later decide to attend the Annual Meeting and vote in person, or if you wish to revoke your proxy for any reason prior to the vote at the Annual Meeting, you may do so and your proxy will have no further effect.

The Board of Directors and management of the Company appreciate your continued support and look forward to seeing you at the Annual Meeting.

Very truly yours,

William F. Rountree, Jr.
President and Chief Executive Officer

Chesapeake, Virginia

March 31, 2009

Notice of

Annual Meeting and Proxy Statement

Annual Meeting of Shareholders

To Be Held

May 7, 2009

Annual Shareholders Meeting Directions

Monarch Bank Great Bridge Office

1034 South Battlefield Boulevard

Chesapeake, Virginia 23322

(757) 482-2727

From Interstate 64:

From I-64 merge onto I-464 South via exit 291B toward US 17 South. Take the 168 South exit on the left toward Nags Head/Manteo. Travel approximately five miles on US-168, the Chesapeake Expressway, and exit at Hanbury Road West, Exit 10[a-b]. Turn right on Hanbury Road. We are located at the first intersection of Hanbury Road and Battlefield Boulevard within one tenth of a mile from the interchange. The meeting will be held in our community room on the first floor.

From the South:

Head north on NC-168 if in North Carolina or VA-168 if in Virginia. Continue on VA-168, the Chesapeake Expressway, and take Exit 10A, Hanbury Road. There is a toll on this route. Take right onto Hanbury Road East We are located at the first intersection of Hanbury Road and Battlefield Boulevard within one tenth of a mile from the interchange. The meeting will be held in our community room on the first floor.

1101 EXECUTIVE BOULEVARD

CHESAPEAKE, VIRGINIA 23320

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Monarch Financial Holdings, Inc. (the “Company”) will be held at the Monarch Bank Great Bridge Office, 1034 South Battlefield Boulevard, Chesapeake, Virginia 23322 on Thursday, May 7, 2009 at 10:00 a.m. This Proxy Statement is furnished to holders of shares of the common stock of the Company, par value $5.00 per share (“Common Stock”), in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the Annual Meeting of Shareholders for the following purposes:

1.	To elect three directors, all of whom shall serve a three year term as Class I directors, or until their successors are elected and qualified;

2.	To approve, although the votes will be non-binding on the Company, our executive compensation;

3.	To ratify the appointment of Goodman & Company, LLP, as the Company’s independent auditor for the year ending December 31, 2009;

4.	To transact such other business as may properly come before the Annual Meeting. Management is not aware of any other business, other than procedural matters incident to the conduct of the Annual Meeting.

Information concerning the matters to be acted on at the meeting is set forth in the accompanying Proxy Statement and related proxy materials. The Board of Directors of the Company has established the close of business on March 20, 2009 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. The Board of Directors of the Company unanimously recommends that shareholders vote FOR approval of each of the items indicated above.

By Order of the Board of Directors,

Brad E. Schwartz, Secretary

Chesapeake, Virginia

March 31, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 7, 2009.

The proxy statement and the 2009 annual report to stockholders on Form 10-K are available at www.monarchbank.com/investordocs.php.

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR THROUGH YOUR PROXY.

GENERAL INFORMATION

The Monarch Financial Holdings, Inc. Board of Directors is soliciting proxies for the 2009 Annual Meeting.

Date, Time and Place. May 7, 2009 at 10:00 a.m. at the Monarch Bank Great Bridge Office, 1034 South Battlefield Boulevard, Chesapeake, Virginia 23322. On or about March 31, 2009, we commenced mailing this proxy statement and the enclosed form of proxy to our shareholders entitled to vote at the meeting.

Purposes. At the Annual Meeting shareholders will be asked to elect three directors, all of whom shall serve a three year term as Class I directors, or until their successors are elected and qualified, vote on, in an advisory (non-binding) vote, the compensation of our executive officers as disclosed in this proxy statement pursuant to the rules of the Securities Exchange Commission, and vote on the ratification of the appointment of Goodman & Company, LLP, as the Company’s independent auditor for the year ending December 31, 2009.

Record Date. Only shareholders of record at the close of business on March 20, 2009 will be entitled to vote at the Annual Meeting. On the Record Date, the authorized Common Stock consisted of 20,000,000 shares, of which 5,619,307 shares were issued and outstanding and held of record by approximately 2,038 shareholders. Shareholders are entitled to one vote for each share of Common Stock on all matters to come before the Annual Meeting. There are also 507,378 outstanding stock options and shares of restricted Common Stock. Option holders and restricted stock holders do not have the right to vote. On the Record Date, the Company’s authorized preferred stock consisted of 2,000,000 shares. On December 19, 2008, as part of the Capital Purchase Program established by the U.S. Department of the Treasury (the “Treasury”) under the Emergency Economic Stabilization Act of 2008 (“EESA”), the Company issued the Treasury 14,700 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, $5.00 par value per share, having a liquidation preference of $1,000 per share (the “Treasury Preferred”). On the Record Date the Treasury Preferred did not have a right to vote on the matters to be voted on at the Annual Meeting. No other shares of preferred stock were issued and outstanding on the Record Date.

Vote Required. A majority of the shares of outstanding Common Stock must be represented at the meeting in person or by proxy in order to constitute a quorum for the transaction of business.

The election of each nominee for director requires a plurality of the votes cast, in person or by proxy. The ratification of Goodman & Company, LLP, as independent auditors of the Company for the year ending December 31, 2009 requires a favorable vote of a majority of the votes cast, in person or by proxy.

As of the Record Date, directors and executive officers of the Company and their affiliated persons and entities, as a group, owned of record and beneficially a total of 974,350 shares of Common Stock, or approximately 16.49% of the shares of Common Stock outstanding on such date. Directors and executive officers of the Company have indicated an intention to vote their shares of Common Stock: (i) FOR the election of the three incumbent nominees identified in this Proxy Statement, all of whom shall serve a three year term as Class I directors, until their successors are duly elected and qualified, (ii) FOR the approval, in an advisory (non-binding) vote, of the compensation of our executive officers as disclosed in this proxy statement pursuant to the rules of the Securities and Exchange Commission, and (iii) FOR the ratification of the appointment of Goodman & Company, LLP, as independent auditors of the Company for 2009.

A shareholder may abstain or (only with respect to the election of directors) withhold his or her vote (collectively, “Abstentions”) with respect to each item submitted for shareholder approval. Abstentions will be counted for purposes of determining the existence of a quorum. Abstentions will not be counted as voting in favor of the relevant item.

A broker who holds shares in “street name” (“Broker Shares”) has the authority to vote on certain items when it has not received instructions from the beneficial owner. Except for certain items for which brokers are prohibited from exercising their discretion, a broker is entitled to vote on matters presented to shareholders without instructions from the beneficial owner. Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a “broker non-vote” and such votes will not be counted as voting in favor of or against the particular proposal. Broker Shares that are voted on at least one matter will be counted for purposes of determining the existence of a quorum for the transaction of business at the meeting. Further, under the circumstances where the broker is not permitted to, or does not, exercise its discretion on any matter to be voted upon at a meeting, assuming proper disclosure to the Company of such inability to vote, not only will broker non-votes not be counted as voting in favor of or against the particular matter, but they also will not count for purposes of determining the existence of a quorum at the meeting.

Revocability of Proxy

A shareholder who gives a proxy may still vote in person, if they so desire, and may revoke the proxy at any time prior to the voting of such proxy by contacting the Secretary of the Company, Brad E. Schwartz, in person or in writing, or by filing a duly executed proxy bearing a later date. If your shares are held in street name by a broker, bank or other financial institution, you must contact that institution to change your vote. All properly executed proxies delivered pursuant to this solicitation will be voted at the meeting in accordance with instructions contained therein, if any. If no contrary instructions are given, each proxy received will be voted FOR the proposals described herein. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

Person Making the Solicitation

The cost of the solicitation of proxies will be borne by the Company. Solicitations will be made only by mail, except that, if necessary, officers and regular employees of the Company may make solicitations of proxies in person or by telephone. Banks, brokerage firms, and other custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons, and the Company will, upon request, reimburse them for their reasonable charges and expenses in this connection.

PROPOSAL 1. ELECTION OF DIRECTORS

General

The Company’s Articles of Incorporation provide for the Board of Directors to be divided into three classes, Class I, Class II and Class III.

Three incumbent Class I Directors have been nominated for election at the Company’s 2009 Annual Meeting of Shareholders for three year terms: Mr. Grissom, Mrs. Patterson, and Mr. Schwartz, if elected, shall each serve a term of three years expiring at the Company’s 2012 Annual Meeting of Shareholders.

The current term of the Class III Directors will expire at the Company’s 2011 Annual Meeting of Shareholders. The current term of the Class II Directors will expire at the Company’s 2010 Annual Meeting of Shareholders. In all cases, directors are elected to serve until their successors are duly elected and qualified.

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors. Three incumbent directors have been nominated by the Board of Directors to continue to serve as Directors. The Board of Directors recommends that these incumbent nominees serve as Directors in their respective class. Proxies received by the Company will be voted FOR the election of the three nominees unless marked to the contrary. A shareholder who desires to withhold voting of the proxy for all or one or more of the nominees may so indicate on the proxy.

All of the nominees are currently members of the Board of Directors and all have consented to be named and have indicated their intent to serve, if elected. If any nominee becomes unable to serve, an event that is not anticipated, the proxy will be voted for a substitute nominee to be designated by the Board of Directors, or the number of directors will be reduced.

There are no current arrangements between any director or nominee and any other person pursuant to which the director or nominee was selected to serve. No family relationships exist among any of the directors or between any of the directors and executive officers of the Company. None of the directors are directors of other publicly-traded companies.

The following biographical information discloses each nominee’s age, business experience in the past five years and the year each individual was first elected to the Board of Directors of the Company or previously to the Board of Directors of Monarch Bank, the predecessor to and now a wholly owned subsidiary of the Company. Unless otherwise specified, each nominee has held his or her current position for at least five years.

Nominees for Class I Directors Whose Terms Will Expire in 2012

TAYLOR B. GRISSOM, 43, has served as a director since the inception of Monarch Bank in 1998. He is a native of Chesapeake. Mr. Grissom is the co-founder of VisuTel, Inc. and currently serves as its Vice President. He has served as the President of State Line Sand, Inc., a company involved in the mining and excavation of sand for commercial and residential construction since 1993. He is also the managing member of Blue Water Pools, LLC, a company involved in the installation of in-ground pools and spas. He is a graduate of Virginia Wesleyan College, where he has served on the Alumni Advisory Council. He is an assistant baseball coach at Great Bridge High School and a member of River Oak Baptist Church.

ELIZABETH T. PATTERSON, 60 and a native of Hampton Roads, has served as a director since the inception of Monarch Bank in 1998. Beth, a Certified Financial Planner (CFP), is President of Waypoint Advisors, a multi-family office specializing in wealth management, legacy and philanthropic services for families, foundations and organizations. Beth graduated Summa Cum Laude from Old Dominion University where she also holds an MBA and earned memberships in Phi Kappa Phi, Beta Gamma Sigma and Psi Chi National Honorary Fraternities. Beth’s current civic activities include Trustee of the Chesapeake Bay Academy and member of the Economics Club, the Hampton Roads Estate Planning Council and Gift Planning Council, and the Hampton Roads Advisory Board to the Chesapeake Bay Foundation. Her past volunteer and civic activities are varied and numerous. Beth resides in Virginia Beach.

BRAD E. SCHWARTZ, 46, has served as a director, Executive Vice President and Chief Operating and Financial Officer since 2004. He is a resident of Virginia Beach. Mr. Schwartz is also the Executive Vice President and Chief Operating and Financial Officer of Monarch Bank and serves as Corporate Secretary. Mr. Schwartz has an undergraduate degree from Longwood University, a Masters degree in Business Administration from the University of Richmond, and is a graduate of the American Bankers Association’s Stonier Graduate School of Banking at Georgetown University. Mr. Schwartz is also a certified public accountant. He has approximately 25 years of banking experience and has held past positions at other community banks as Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, and Chief Information Officer. Mr. Schwartz also served as a bank regulator for the Virginia State Corporation Commission’s Bureau of Financial Institutions, the primary regulator of Virginia-chartered financial institutions. He currently serves as a board member and treasurer of Virginia Beach Court Appointed Special Advocates, Inc., a non-profit organization devoted to providing court advocacy services to minors.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO ELECT THE THREE NOMINEES LISTED ABOVE AS DIRECTORS OF THE COMPANY.

In Recognition of Outstanding Service

We would like to recognize the dedication of Mr. LAWRENCE “LARRY” L. SUTTON, who has served as a director of the Bank since its inception in 1998. We are sad to announce that Mr. Sutton is retiring from Monarch’s Board of Directors as of May 7, 2009. Mr. Sutton is also retiring from Hoffman Beverage Company where he has been President since 1976. Mr. Sutton has been active in the community, and has served on the Board of Directors for the Boys & Girls Clubs of South Hampton Roads, the Old Dominion University Intercollegiate Foundation, the Virginia Beach Neptune Festival, and Virginia Beach Crime Solvers. He was selected and served as Virginia Beach’s King Neptune XXVII for 2000-2001. He has served on the board of the Contemporary Art Center of Virginia and has worked on campaigns for Forward Hampton Roads, Eastern Virginia Medical School, Boy Scouts of America, and Seton House. Mr. Sutton served on Virginia Beach Mayor’s Clean Community Commission and Drunk Driving Commission. We wish Larry and his wife, Carolyn, best wishes in their retirement.

The following individuals currently serve as members of our board of directors. Unless otherwise specified, each director has held his or her current position for at least five years.

Name	Principal Occupation	Age	Since
Directors of Class I to continue in office until 2012, if elected

Taylor B. Grissom (nominee)	Vice-President and co-founder of VisuTel, Inc., Chantilly, VA (a broadband telecommunications company)	43	1998

Elizabeth T. Patterson (nominee)	Founder and President, Waypoint Advisors, L.L.C., Norfolk, VA (wealth management firm)	60	1998

Brad E. Schwartz (nominee)	Executive Vice President, Secretary, and Chief Operating and Financial Officer of Monarch Financial Holdings, Inc. and Monarch Bank, 2004-present; Senior Vice President and CFO of American National Bankshares, Inc., Danville, VA, 2001-2004	46	2004

Directors of Class I not standing for election

Lawrence L. Sutton	President, Hoffman Beverage Co., Virginia Beach	75	1998

Directors of Class II to continue in office until 2010

Lawton H. Baker, CPA	President of Baker & McNiff, Certified Public Accountants and Business Consultants, P.C., Virginia Beach, VA, Vice-Chairman of Board of Directors	65	1998

Cassell D. Basnight	Attorney, founder and member of Basnight, Kinser, Telfeyan, Leftwich & Nucholls, P.C., Chesapeake, VA.	72	1998

Jeffrey F. Benson	Vice President, Overton Enterprises and Partner, Benson & Associates, Chesapeake, VA (real estate development, construction and management firms), Chairman of Board of Directors	47	1998

Robert M. Oman	President, Oman Funeral Homes, Inc., Chesapeake, VA	54	1998

Name	Principal Occupation	Age	Since
Directors of Class III to continue in office until 2011

Joe P. Covington, Jr.	President, Covington Contracting, Inc. and Covington & Assoc. Realtors, Inc., Norfolk, VA	58	2005

E. Neal Crawford	Market President, Norfolk , Monarch Bank 2003 - Present	46	2008

William F. Rountree Jr.	President, and Chief Executive Officer of Monarch Financial Holdings, Inc. and Monarch Bank	64	1998

Dwight C. Schaubach	President, Johns Brothers, Inc., (Heating oil and HVAC contractor), Johns Brothers Security, Inc., and Bay Disposal (waste management), Norfolk, VA	66	2005

Executive Officers Who Are Not Directors. The following individuals are the executive officers of the Company who are not also directors. Officer titles are for Monarch Bank, unless specified otherwise. Unless otherwise specified, each officer has held their current position for at least five years.

Name	Principal Occupation	Age	Since
Darin M. Ely	President, Virginia Asset Group, LLC, previously President Virginia Asset Group, Inc. 2005-2006; Senior Vice President, Dominion Investment Group, 2003-2005	37	2006

James R. Ferber	Executive Vice-President, Real Estate and Construction	52	1999

Barbara N. Lane	Executive Vice President & Senior Operations Officer	59	2003

Andrew N. Lock	Executive Vice-President & Chief Credit Officer; previously Finance and Accounting Director, Oceana Sensor Technologies.	45	2005

Barry A. Mathias	Market President, Chesapeake	59	1999

David McGlaughon	President OBX Bank; previously Outer Banks Executive, Southern Bank	51	2007

William T. Morrison	Executive Vice-President & Chief Operating Officer, Monarch Mortgage; previously Executive Vice-President & Chief Operating Officer, Resource Mortgage	46	2007

Nancy B. Porter	Senior Vice President, Marketing and Sales; previously Vice President Marketing, Chartway Federal Credit Union	40	2007

W. Craig Reilly	Market President, Virginia Beach	33	2005

Edward O. Yoder	President, Monarch Mortgage; previously President Resource Mortgage	43	2007

SECURITY OWNERSHIP

Security Ownership of Management

The following table sets forth information relating to the beneficial ownership of Common Stock as of March 1, 2009, by (i) each of the Company’s directors and the named executive officers listed in the Summary Compensation Table below and (ii) all of the Company’s directors and executive officers as a group. Each of the Company’s directors and named executive officers currently receive mail at the Company at 1101 Executive Boulevard, Chesapeake, VA 23320. Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of a director living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby the director or executive officer can vest title in himself at once or at some future time.

Name	Number of Shares Beneficially Owned (1) (2) (3)	Percent of Outstanding Shares
Lawton H. Baker	56,064	*
Cassell D. Basnight	47,242	*
Jeffrey F. Benson	61,283	1.09%
Joe P. Covington, Jr.	31,190	*
E. Neal Crawford	27,207	*
Taylor B. Grissom	47,318	*
Robert M. Oman	58,515	1.04%
Elizabeth T. Patterson	72,238	1.29%
William F. Rountree, Jr.	145,941	2.57%
Dwight C. Schaubach	140,977	2.51%
Lawrence L. Sutton	62,955	1.12%
Brad E. Schwartz	36,621	*
Edward O. Yoder	1,888	*

Directors and Executive Officers as a Group (22 persons)	974,350	16.49%

*	Indicates ownership interest of less than 1%
(1)	Unless otherwise indicated in the footnotes, the individuals named above have sole voting and investment power over the shares beneficially owned by them. This table is based upon information supplied by officers, directors, and principal shareholders. Unless indicated in the footnotes above and subject to community property laws where applicable, the Company believes that each of the shareholders named above has voting and investment power with respect to the shares indicated as beneficially owned.
(2)	Includes shares held by affiliated corporations, close relatives and children, and shares held jointly with spouses or as custodians or trustees, as follows: Mr. Baker, 6,638 shares; Mr Benson, 5,940 shares; Mr. Oman, 23,034 shares; Mrs. Patterson, 45,097 shares; and Mr. Rountree, 1,185 shares.
(3)	Includes shares subject to options currently exercisable as of March 1, 2009: Mr. Baker, 17,754 shares; Mr. Benson, 17,754 shares; Mr. Covington, 3,300 shares; Mr. Crawford, 20,130 shares; Mr. Grissom, 19,094 shares; Mr. Oman, 29,158 shares; Mr. Rountree, 51,218 shares; and Mr. Schwartz, 23,100 shares. Such shares are deemed to be outstanding for the purposes of computing the percentage ownership of the individual holding such shares, but are not deemed outstanding for purposes of computing the percentage of any other person listed above as a beneficial owner.

Security Ownership of Certain Beneficial Owners

As of February 15, 2008, the most recent date available, no shareholders reported beneficial ownership of 5% or more of Common Stock in Schedule 13G filings with the SEC.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers and any persons who own more than 10% of the outstanding shares of Common Stock to file with the Securities and Exchange Commission (“SEC”) reports of ownership and changes in ownership of Common Stock. Directors and executive officers are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that all reporting requirements under Section 16(a), except those listed below, for 2008 were met in a timely manner by its directors, officers and greater than 10% beneficial owners: Elizabeth T. Patterson transferred 1,889 shares from spouse’s trust on 1/23/08 with this transaction reported to the SEC on 2/27/09. Mr. William F. Rountree, Jr. exercised 25,000 stock options on 11/20/08 with this transaction reported to the SEC on 2/17/09. Mr. Andrew N. Lock sold 2,000 shares on 8/15/2008 with this transaction reported to the SEC on 2/12/09, and sold 197 shares on 12/26/2008 with this transaction reported to the SEC on 2/12/09. Mr. William T. Morrison’s initial Ownership was reported incorrectly on 3/23/08 at 1200 shares and was corrected to 2400 shares on 2/27/09.

CORPORATE GOVERNANCE AND

THE BOARD OF DIRECTORS

General

The business and affairs of the Company are managed under the direction of the Board of Directors in accordance with the Virginia Stock Corporation Act and the Company’s Articles of Incorporation and Bylaws. Members of the Board are kept informed of the Company’s business through discussions with the Chairman, President and Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

Independence of the Directors

The Board of Directors in its business judgment has determined that the following nine of its 12 members are independent as defined by the listing standards of the Nasdaq Stock Market (“NASDAQ”): Mrs. Patterson and Messrs. Baker, Basnight, Benson, Oman, Covington, Schaubach, Sutton, and Grissom. In reaching this conclusion, the Board considered that the Company and its subsidiaries provide services to, and otherwise conduct business with, companies of which certain members of the Board or members of their immediate families are or were directors or officers.

Consistent with the NASDAQ listing standards, our Corporate Governance Guidelines (established and monitored by the Company’s Nominating and Corporate Governance Committee) establish categorical standards under which the Board views the following as impairing a director’s independence:

•	a director who is our employee, or whose immediate family member is an executive officer;

•

a director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service;

•

a director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, the Company’s present or former internal or external auditor;

•

a director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee; and

•

a director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

None of our non-employee directors, their immediate family members or employers are engaged in such relationships with the Company. The Board considered the following transactions between the Company and certain of its directors or their affiliates to determine whether such director was independent under the above standard:

•	The Company uses legal services from time to time with Basnight, Kinser, Telfeyan, Leftwich & Nucholls, P.C., of which Mr. Basnight is a shareholder, officer and director.

•	The Company engages Bay Disposal at certain locations, which is owned by Mr. Schaubach, to address the Company’s waste requirements.

•	The Company engages Johns Brothers Security at certain locations, which is owned by Mr. Schaubach, to address a portion of the Company’s security monitoring requirements.

Code of Ethics

The Audit and Compliance Committee of the Board of Directors has approved a Code of Business Conduct and Ethics for directors, officers and all employees of the Company and its subsidiaries, and an addendum to the Code of Ethics applicable to select Executive Officers including the Chief Executive Officer, Chief Financial Officer and other principal financial officers. The Code addresses such topics as protection and proper use of Company assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting and conflicts of interest. Requests for a copy of the Company’s Code of Ethics may be sent to bschwartz@monarchbank.com or by visiting the Company’s website at www.monarchbank.com/investordocs.php.

Board and Committee Meeting Attendance

The Boards of Directors for Monarch Financial Holdings, Inc. and Monarch Bank, its wholly-owned subsidiary, are the same. The Board of Directors of Monarch Financial Holdings, Inc. met six times during 2008 and the Board of Directors of Monarch Bank met eleven times in 2008. All incumbent directors and director nominees in 2008 attended more than 75% of the aggregate total number of meetings of the Board of Directors and committees on which they served that year.

Executive Sessions

Non-employee directors meet periodically outside of regularly scheduled Board meetings. The Company held five formal executive sessions that included only independent directors in 2008. Mr. Benson served as chairman for these executive sessions.

Committees of the Board

The Board of Directors has five standing committees: Audit and Compliance Committee, Compensation Committee, Executive Committee, Governance and Nominating Committee, and Loan Committee. At its first Board of Directors meeting following the annual Board of Directors election, the Board will elect each Committee. Committee members serve for a one year term or until the first meeting of the Board following the annual Board of Directors election. Information on the committees and the committee members is detailed below:

Audit and Compliance Committee

The Audit and Compliance Committee (the “Audit Committee”) of the Board of Directors is responsible for providing independent, objective oversight of the Company’s independent auditors, accounting functions and internal controls. The specific functions of the Audit Committee are to (i) recommend selection of independent certified public accountants; (ii) approve the scope of the accountants’ examination; (iii) review internal accounting procedures; (iv) review reports of examination by the accountants and by regulatory agencies having jurisdiction over the Company; (v) monitor internal programs to ensure compliance with the law and avoidance of conflicts of interest; and (vi) aid the Board in fulfilling its responsibilities for financial reporting to the public. During 2008, the Company’s internal audit function was carried out by its internal auditor. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of both the internal auditor and the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company. The Audit Committee has a written Audit and Compliance Committee Charter (the “Charter”), which was filed as an exhibit to the Company’s 2008 Proxy Statement.

The members of the Audit Committee are Mrs. Patterson and Messrs. Baker (Chairman) and Grissom, all of whom the Board in its business judgment has determined are independent as defined by NASDAQ’s listing standards and the requirements of the SEC. The Board of Directors has determined that all of the members of the Audit Committee have sufficient knowledge in financial and auditing matters to serve on the Audit Committee and that Mr. Baker qualifies as an audit committee financial expert as defined by NASDAQ’s listing standards and the requirements of the SEC.

The Audit Committee met five times in 2008. For additional information regarding the Audit Committee, see “Audit Information – Audit and Compliance Committee Report” on page 28 of this Proxy Statement.

Compensation Committee

The Compensation Committee reviews the CEO’s performance and compensation, reviews and sets guidelines for compensation of the other executive officers and addresses human resources issues and policies. All decisions by the Compensation Committee relating to the compensation of the Company’s executive officers are reported to the full Board of Directors. The Company does not have a separate charter related to the compensation process.

The members of the Compensation Committee are Messrs. Sutton (Chairman), Basnight, Baker and Schaubach. The Board of Directors in its business judgment has determined that all members are independent as defined by NASDAQ’s listing standards. The Compensation Committee met three times in 2008. For additional information regarding the Compensation Committee, see “Executive Compensation – Compensation Committee.”

Executive Committee

When the Board is not in session, the Executive Committee is authorized to exercise all of the Board’s power except for certain Board responsibilities, such as approval of an amendment of the articles of incorporation, a plan of merger or consolidation or the issuance of stock.

The members of the Executive Committee are Messrs. Benson (Chairman), Baker, Crawford, Rountree, and Schwartz. The Executive Committee met one time in 2008.

Loan Committee

The functions of the Loan Committee are to (i) approve and ratify new loans over a predetermined dollar limit; (ii) provide oversight of the Company’s lending policies; and (iii) monitor the overall quality of the Company’s loan portfolio.

The members of the Loan Committee are Messrs. Benson (Chairman), Basnight, Covington, Crawford, Grissom, Oman, Rountree and Schwartz. The Loan Committee met 25 times in 2008.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (the “Nominating Committee”) consists of Messrs. Basnight (Chairman), Benson, Schaubach and Sutton and Mrs. Patterson. The Board in its business judgment has determined that all members are independent as defined by NASDAQ’s listing standards. The Nominating Committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring implementation of the Company’s Governance Guidelines. In addition, the Nominating Committee develops and reviews background information on candidates for the Board and makes recommendations to the Board regarding such candidates. The Company does not have a separate charter for the Nominating Committee. The Nominating Committee did not meet in 2008, with their functions carried out by the full Board of Directors. In March 2008 the independent directors of the Board of Directors nominated Messrs. Covington, Crawford, Rountree, Schaubach, and Sutton for election at the 2008 annual shareholders meeting, with those directors abstaining on their nominations. In February 2009 the independent directors of the Board of Directors nominated Ms. Patterson, Mr. Grissom, and Mr. Schwartz for election at the 2009 annual shareholders meeting, with those directors abstaining on their nominations.

In identifying potential nominees, the Nominating Committee takes into account such factors as it deems appropriate, including the current composition of the Board, the range of talents, experiences and skills that would best complement those that are already represented on the Board, the balance of management and independent directors and the need for specialized expertise. The Nominating Committee considers candidates for Board membership suggested by Board members and by management and the Nominating Committee will also consider candidates suggested by a shareholder of the Company.

The Nominating Committee considers, at a minimum, the following factors in recommending to the Board of Directors potential new directors, or the continued service of existing directors:

•	The ability of the prospective nominee to represent the interests of the shareholders of the Company;

•	The prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•

The prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards;

•	The extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board of Directors; and

•	The prospective nominee’s involvement within the communities the Company serves.

The Company’s Bylaws also permit shareholders entitled to vote for the election of directors to submit candidates for formal consideration by the Company if the Company receives timely written notice, in proper form, for each such recommended director nominee. To be timely, a shareholder’s nomination must be delivered to the Secretary at the principal executive offices of the Company between 90 and 60 days prior to the anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is scheduled to be more than 30 days prior to or 60 days after the anniversary of the preceding year’s annual meeting, a shareholder’s nomination must be received not earlier than the 90th day prior to such annual meeting and not later than the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Any shareholder submitting a nomination under the Company’s Bylaws must include (a) all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and Rule 14a-11 thereunder (including such nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (b) the name and address (as they appear on the Company’s books) of the nominating shareholder and the beneficial owner, if any, on whose behalf the nomination is made and the class and number of shares of the Company owned beneficially and of record by such shareholder and beneficial owner. Nominations should be addressed to: Secretary, Monarch Financial Holdings, Inc., 1101 Executive Boulevard, Chesapeake, Virginia 23320. These requirements are more fully described in Section 1.12 of the Company’s Bylaws, a copy of which will be provided, without charge, to any shareholder on written request to the Secretary of the Company.

Under the current process for selecting new Board candidates, the Chairman and Chief Executive Officer, the Nominating Committee or other Board members identify the need to add a new Board member with specific qualifications or to fill a vacancy on the Board. The Chairman of the Nominating Committee will initiate a search, working with staff support and seeking input from Board members and senior management, hiring a search firm, if necessary, and considering any candidates suggested informally or recommended by shareholders. An initial slate of candidates that will satisfy criteria and otherwise qualify for membership on the Board may be presented to the Nominating Committee. A determination is made as to whether the Nominating Committee members or Board members have relationships with preferred candidates and can initiate contacts. The Chairman and Chief Executive Officer and at least one member of the Nominating Committee interview prospective candidates. The Nominating Committee meets to conduct additional interviews of prospective candidates, if necessary, and to consider and recommend final candidates for approval by the full Board of Directors.

Communications with Directors

The Company has a formal policy regarding shareholder communications with the Board of Directors. Any shareholder may submit written communications to Board of Directors, Monarch Financial Holdings, Inc., 1101 Executive Boulevard, Chesapeake, Virginia 23320, whereupon such communications will be forwarded to the Board of Directors if addressed to the Board of Directors as a group, or to the individual Director or Directors addressed. Shareholders interested in communicating directly with the Nominating and Corporate Governance Committee, which is charged with handling all such communication to a non-management member of the Company, may do so in writing to Nominating and Corporate Governance Committee Chairperson, Monarch Financial Holdings, Inc., 1101 Executive Boulevard, Chesapeake, Virginia 23320. The Company promptly forwards, without screening, all such correspondence to the indicated directors.

Annual Meeting Attendance

Directors are encouraged to attend Shareholders’ meetings. All directors attended the 2008 Annual Meeting of Shareholders.

EXECUTIVE COMPENSATION

Compensation Committee

The Compensation Committee of the Board of Directors, composed entirely of independent directors, administers the Company’s executive compensation program. The role of the Committee is to oversee the Company’s compensation and benefit plans and policies, administer its stock plans (including reviewing and approving equity grants to elected officers) and to review and approve annually all compensation decisions relating to elected officers, including those for the President and CEO and the other executive officers named in the Summary Compensation Table. The Committee submits its decisions regarding compensation for the President and CEO to the independent directors of the Board for ratification. The Committee does not have a charter.

Compensation Committee TARP Certification

The compensation committee certifies that it has reviewed with senior risk officers the SEO incentive compensation arrangements and has made reasonable efforts to ensure that such arrangements do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the financial institution.

Compensation Committee

Lawton H. Baker

Cassell D. Basnight

Lawrence L. Sutton (Chairman)

Dwight C. Schaubach

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a current or former officer of the Company or any of its subsidiaries. In addition, there are no compensation committee interlocks with other entities with respect to any such member.

General Compensation Philosophy

The Company believes that compensation paid to executive officers should be closely aligned with the performance of the Company on both a short-term and long-term basis, and that such compensation should assist the Company in attracting and retaining key executives critical to its long-term success. Compensation should be structured to ensure that a significant portion of compensation opportunity will be directly related to the Company’s performance and other factors that directly and indirectly influence shareholder value. The Company believes that increases in loan and deposit market share, franchise footprint, non-interest income sources, earnings per share, stock value, and net equity improves shareholder market value and, accordingly, compensation should be structured to enhance the profitability of the Company and the total return to the shareholders. To that end, it is the view of the Company that the total compensation program for executive officers should consist of the following items: Salary; Cash incentive awards, bonuses or commissions; Long-term incentive compensation; and certain other benefits. The Company did not hire any compensation consultants in 2008.

It is the intent of the Committee that salary and bonus levels are set based on a peer group of competitive financial services companies in the Company’s market area and also a general industry peer group of similar size and/or age banks and bank holding companies, based on available information. Where appropriate, the target position is adjusted to reflect the Company’s scale and scope, the scale and scope of the executive’s position, as well as performance relative to peer. The Company pays an annual cash bonus available to the named executives based on profitability. Mr. Rountree recommends bonus levels for executive officers to the Compensation Committee, and the Committee then determines the bonus, if any, to be paid to Mr. Rountree based on the Company’s strategic and financial performance.

Retention of management talent is critical to the Company’s long-term success. Prior to 2006, the only retention tool available to the Company was stock options, all of which fully vested in 2005, prior to the Company adopting FAS 123R, Share Based Payments. Retention is now designed to be accomplished through the payment of market-based salary and bonuses, as well as with two additional compensation vehicles: the Supplemental Executive Retirement Plan and 2006 Equity Incentive Plan. The Supplemental Executive Retirement Plan implemented in 2006 vests over a period as long as 10 years, based on the executive’s retirement date. The 2006 Equity Incentive Plan provides for both incentive and non-qualified stock awards to executive officers, directors, and key employees of the Company. The restricted stock grants that have been made by the Company under the 2006 Equity Incentive Plan are designed to align the executive to shareholder value growth and, through the use on multi-year vesting periods, to retain the executive as well as focus them on long-term value creation.

During 2007 the committee determined it was in the best interest of the Company to enter into management contracts with Mr. Rountree, Mr. Schwartz, and Mr. Yoder. Mr. Rountree’s previous contract was approved in 1999 and was in need of updating. These contracts, which became effective for Messrs. Rountree and Schwartz in March 2008, and for Mr. Yoder in May 2007, guarantee certain levels of compensation for the executives, and in return all have agreed to non-competition and non-solicitation provisions should they leave the company. Should a change in control occur the contracts terminate. See “Severance and Change in Control Benefits” for further discussion.

The Company’s policy on the tax deductibility of compensation for the named executive officers is to maximize the deductibility, to the extent possible, while preserving the Company’s flexibility to maintain a competitive compensation program. The Company expects all executive compensation paid or awarded during 2008 to be fully deductible.

Recent Developments Related to the Company’s Participation in TARP

The Company elected to participate in the United States Department of the Treasury’s Capital Purchase Program, commonly known as “TARP”. The Company issued shares of its preferred stock in the Treasury in return for $14.7 million and a warrant to sell 264,706 shares of our common stock at a price of $8.33 per share.

As a condition to participating in the program, we agreed to several limits on executive compensation. First, our senior executive officers agreed to a limit on severance pay in the event of an involuntary termination of employment. Generally, the limit is three times the executive’s average W-2 compensation in the five calendar years that precede an involuntary termination. Second, all our senior executive officers agreed to a “clawback”, which will require repayment of any bonus or incentive compensation if it is later proven that the payment was based on statements of earnings, gains or other criteria that were materially inaccurate.

We also agreed to exclude incentives for all our senior executive officers to take unnecessary and excessive risks that threaten the value of the Company. Finally, we agreed not to claim any federal income tax deduction for compensation in any year in excess of $500,000 to any senior executive officer.

Before electing to participate in the program, we carefully considered the foregoing limits and concluded that they are not inconsistent with, and would not unduly interfere with, our compensation philosophy or our compensation plans and programs.

On February 17, 2009 President Obama signed the American Recovery and Reinvestment Act of 2009, (“ARRA”) which imposes additional compensation restrictions on institutions that participate in the Capital Purchase Program. This law requires the Secretary of the Treasury to establish compensation standards, including the following:

•	Limits on compensation that exclude incentives for senior executive officers to take unnecessary and excessive risks that threaten the value of the institution;

•

Provisions for the recovery of any bonus, retention award or incentive compensation paid to a senior executive officer and any of the next 20 most highly compensated employees based on statements of earnings, revenues, gains or other criteria later found to be materially inaccurate; and

•

A prohibition on payments to a senior executive officer or any of the next five most highly compensated employees for departure from the institution for any reason, except payment for services performed or benefits accrued.

The first two of these required standards are substantially the same as those to which we and our senior executive officers agreed before we decided to participate in the Capital Purchase Program. The third standard goes well beyond the Capital Purchase Program requirements in that it completely prohibits most severance payments. This standard is inconsistent with our obligations to our senior executive officers under employment agreements.

Additionally, the ARRA requires the Secretary of the Treasury to prohibit certain bonuses, retention awards and incentive compensation. In our case the prohibition would apply to Mr. Rountree only. It would limit such compensation to one-third of total annual compensation and it could be paid only in the form of restricted stock that does not vest until we have returned all Capital Purchase Program funds to the Treasury.

The Secretary of the Treasury has not issued regulations that implement these provisions of the ARRA. Consequently, it is premature for us to predict how this new law may force us to change our compensation plans and policies.

The ARRA also allows the Treasury, subject to consultation with the appropriate federal banking agency, to permit us to repay any assistance previously provided to us under the TARP, without regard to whether we have replaced such funds from any source, and without regard to any waiting period. If we choose to repay our TARP assistance pursuant to this provision, we would no longer be subject to the executive compensation provisions of the ARRA.

Annual Compensation

The following table provides, for the fiscal years ended December 31, 2008, December 31, 2007 and December 31, 2006, information on the total compensation paid or accrued to the Principal Executive Officer and the two other most highly compensated executive officers of the Company whose total compensation exceeded $100,000 (the “named executive officers”).

Summary Compensation Table for 2008

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)(3)	Total ($)

William F. Rountree, Jr President & Chief Executive Officer	2008 2007 2006	350,000 300,000 250,000	45,000 75,000 100,000	24,837 0 4,229	0	0	95,850 86,046 77,033	26,493 24,385 20,485	542,180 485,431 451,747

Brad E. Schwartz Executive Vice President & Chief Operating & Financial Officer	2008 2007 2006	200,000 173,000 148,000	33,500 60,000 75,000	12,657 0 4,229	0	0	5,858 5,259 4,708	18,636 18,792 17,349	270,684 257,051 249,394

Edward O. Yoder (4) President Monarch Mortgage	2008 2007 2006	165,000 96,250	0 0	11,340 0	0	95,065 0	5,275 0	18,102 11,700	294,782 107,950

(1)	The Company granted restricted stock awards pursuant to the Company’s 2006 Equity Incentive Plan which was approved by shareholders at the 2006 annual meeting. All shares have been adjusted for any previous stock dividends/stock splits prior to December 31, 2008. Stock award valuations are calculated by multiplying the number of shares awarded by the closing price of the stock as of December 31 of each year. This value is then multiplied by the vesting percentage.
(2)	These amounts represent the aggregate change in the actuarial present value of each officer’s accumulated benefit under the Company’s Supplemental Executive Retirement Plan.
(3)	Includes life insurance premiums, personal use of a Company-owned vehicle or vehicle allowance, 401(k) benefit match. See Summary Perquisite Table below for further detail by named executive officer for 2008.
(4)	Mr. Yoder joined the Company in May 2007. He received $95,065 in 2008 in profit sharing directly related to the profitability of Monarch Mortgage and Real Estate Settlement Agency, LLC. These profit-based awards are included in the column above titled Non-equity incentive plan compensation ($) for Mr. Yoder.

Summary Perquisite Table

The following table provides, for the fiscal year ended December 31, 2008, information on compensation in the form of perquisites and other personal benefits paid to named executive officers.

Name and Principal Position	Company Vehicle($) Use/ Allowance	Company Contributions to 401(k) ($)	Company Contributions to Employee Stock Purchase Plan ($)	Life Insurance Premiums ($)	Total ($)
William F. Rountree, Jr. President and Chief Executive Officer	5,549	17,908	621	2,415	26,493

Brad E. Schwartz EVP and Chief Operating & Financial Officer	6,725	11,190	190	531	18,636

Edward O. Yoder President, Monarch Mortgage	5,810	11,836	0	456	18,102

Employment Agreement

The Company entered into employment agreements with Messrs. Rountree and Schwartz on March 10, 2008. The Company signed an employment agreement with Mr. Yoder on May 4, 2007 that expires on May 4, 2012. The contracts for Mr. Rountree will expire on March 10, 2011 and for Mr. Schwartz will expire on March 10, 2012, unless terminated earlier in accordance with its provisions. Each year on the anniversary of the signing of the contracts each contract renews for a two year period for Mr. Rountree and a three year period for Mr. Schwartz, unless either party gives written notice indicating a desire to the contrary. As compensation under his agreement, the Board has agreed to pay a base salary of no less than their current base salary, and any annual bonuses that the Board of Directors elects to give to senior management. Mr. Yoder’s contract explicitly states that he will share in the pre-tax net income of Monarch Mortgage and Real Estate Settlement Agency, LLC, payable quarterly. The Board has also agreed to allow the named executives to participate in any fringe benefit or benefit plan that the Company may adopt, including the Company’s 2006 Equity Incentive Plan. The Company has also agreed to pay for a $100,000 life insurance policy on Mr. Rountree’s life for his benefit, and to provide a vehicle or vehicle allowance for each named executive’s use. The employment agreements will terminate upon death, retirement or disability. Additionally, the agreements may be terminated by the Company or a named executive at any time with proper notice. Each of the named executive officers signed an agreement on December 19, 2008 with the Company to make any modifications to their existing contracts to ensure compliance with any executive compensation guidelines issued by the United States Treasury Department.

Equity Grants in 2008

The Company’s 2006 Equity Incentive Plan provides for the granting of both incentive and non-qualified stock awards to executive officers, directors, and key employees of the Company. The following table provides information concerning equity-based awards granted to the named executive officers during 2008. There were no stock options granted to the named executive offices in 2008. There were restricted stock grants in 2008, as detailed below.

Grants of Plan-Based Awards for 2008

Name and Principal Position	Grant Date	Date of Compensation Committee Action(1)	All Other Stock Awards: Number of Shares of Stock (#)(2)	Grant date Fair Value of Stock and Option Awards ($)
William F. Rountree, Jr. President and CEO	March 10, 2008 July 15, 2008	November 26, 2007 July 15, 2008	6,000 2,000	$60,300 16,000

Brad E. Schwartz EVP and Chief Operating & Financial Officer	March 10, 2008 July 15, 2008	November 26, 2007 July 15, 2008	4,500 2,000	$45,225 16,000

Edward O. Yoder President Monarch Mortgage	January 2, 2008 July 15, 2008	November 26, 2007 July 15, 2008	6,000 1,000	$56,700 8,000

(1)	The Compensation Committee approved the restricted stock grants included in this table with the grant date approved at that time.
(2)	Vesting periods vary. The 6,000 shares granted to Mr. Rountree were granted as an incentive to sign a new management contract, which added non-competition and non-solicitation restrictions and these shares vest 24 months from the date of the grant or upon a change in control, whichever occurs first. The 4,500 shares granted to Mr. Schwartz were granted as an incentive to sign a new management contract, which added non-competition and non-solicitation restrictions and these shares vest 36 months from the date of the grant or upon a change in control, whichever occurs first. The 6,000 shares that Mr. Yoder received vest 60 months from the date of the grant or upon a change in control, whichever occurs first. Shares granted to Mr. Rountree on July 15, 2008 vest 36 months from the date of the grant or upon a change in control, whichever occurs first. Shares granted to Messrs. Schwartz and Yoder on July 15, 2008 vest 60 months from the date of the grant or upon a change in control, whichever occurs first.

Outstanding Equity Awards at Fiscal Year End 2008

The following table lists information on the holdings of unexercised stock options and unvested stock awards as of December 31, 2008 for each of the named executive officers:

	Option Awards					Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#) (1)(2)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Other Rights That Have Not Vested ($)
William F. Rountree, Jr. President and Chief Executive Officer	16,040 7,128 19,800 8,250	0 0 0 0	0 0 0 0	4.21 6.31 6.31 9.42	4/14/2009 9/20/2010 7/14/2013 9/14/2015	12,000	81,000	0	0

Brad E. Schwartz EVP and Chief Financial & Operating Officer	14,850 8,250	0 0	0 0	8.13 9.42	5/1/2014 9/14/2015	10,500	70,875	0	0

Edward O. Yoder President Monarch Mortgage	0	0	0	—	—	7,000	47,250	0	0

(1)	Exercise price per share, number of unexercised options and number of unvested restricted stock shares reflect a 6:5 stock split in 2003, a 6:5 stock split in 2004, an 11:10 stock dividend in 2005, a 5:4 stock split in 2006, and a 6:5 stock split in 2007. All stock awards have been adjusted for stock splits/dividends.
(2)	Each stock grant vests at the end of a specified period ranging from two to five years, or upon a change of control, whichever occurs first. Mr. Rountree was granted 3,000 shares of restricted stock on 9/18/2006 that will vest on 9/18/2009, 1,000 shares of restricted stock on 12/31/2007 that will vest on 12/31/2009, 6,000 shares of restricted stock on 3/10/2008 that will vest on 3/18/2010, and 2,000 shares of restricted stock on 7/15/2008 that will vest on 7/15/2011. Mr. Schwartz was granted 3,000 shares of restricted stock on 9/18/2006 that will vest on 9/18/2009, 1,000 shares of restricted stock on 12/31/2007 that will vest on 12/31/2012, 4,500 shares of restricted stock on 3/10/2008 that will vest on 3/18/2011, and 2,000 shares of restricted stock on 7/15/2008 that will vest on 7/15/2013. Mr. Yoder was granted 6,000 shares of restricted stock on 1/02/2008 that will vest on 1/02/2013, and was granted 1,000 shares of restricted stock on 7/15/2008 that will vest on 7/15/2013.

Stock Option Exercises in 2008

In the table below, we list information on the exercise of stock options and the vesting of stock awards during the year ended December 31, 2008 for each of the named executive officers:

Option Exercises and Stock Vested for 2008

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
William F. Rountree, Jr. President and Chief Executive Officer	25,000	$94,750	0	0

Brad E. Schwartz Executive Vice President and Chief Financial & Operating Officer	0	0	0	0

Edward O. Yoder President Monarch Mortgage	0	0	0	0

Pension and Retirement Benefits

The Company implemented a Supplemental Executive Retirement Plan in 2006 to provide supplemental payments upon the retirement at age 65 of each named executive. Mr. Rountree will receive annual payments under the plan of $50,000 per year for 10 years, and the other named executives will each receive $30,000 per year for 10 years. Vesting in the plan occurs at 10% per year for 10 years for Messrs. Schwartz and Yoder. Mr. Rountree vests at 25% per year with the vesting accelerating to 100% in 2009 when he reaches the retirement age of 65. The Supplemental Executive Retirement Plan fully vests upon a change in control of the Company based on the current present value of benefits to be received at retirement. The Supplemental Executive Retirement Plan assumes each participant retires at age 65, and uses a 5.85% discount rate and a 34% tax rate in the assumptions used to accrue for the eventual payments.

2008 Pension Benefits

Name and Principal Position	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During the Last Fiscal Year ($)
William F. Rountree, Jr. President and Chief Executive Officer	Supplemental Executive Retirement Plan	3	269,400	0

Brad E. Schwartz Executive Vice President and Chief Operating and Financial Officer	Supplemental Executive Retirement Plan	3	23,976	0

Edward O. Yoder President Monarch Mortgage	Supplemental Executive Retirement Plan	1	6,739	0

(1)	The number of years of credited service for each named executive officer are counted from the inception of the Supplemental Executive Retirement Plan in 2006 pursuant to its terms. Mr. Yoder was added to the plan on January 2, 2008. Each named executive officer has actual years of service in excess of the number listed in this column.

Severance and Change in Control Benefits

The table below shows the value of estimated Company payments pursuant to the employment agreements, equity plans and other non-qualified plans described below, upon a termination of employment for the named executives. On December 19, 2008 the Company entered into agreements with the named executive officers to limit their existing change in control agreements to the limits established by the United States Department of Treasury. All termination events are assumed to occur on December 31, 2008 and termination upon a change of control is assumed to be involuntary by the Company or its successor. Company payments to a terminated executive may be more or less than the amounts shown in the table if the termination of employment occurs in a later year or because of contingencies contained in the various agreements and plans. In addition, certain amounts currently are vested and, thus, do not represent an increased amount of benefits. There were no severance payments or change in control payments in 2008 for any of the named executive officers.

The severance and change in control payments disclosed below will be limited by the statutes and regulations that apply to the Company as a consequence of the Company’s participation in TARP. These limitations will only apply so long as the Treasury’s investment in our preferred stock remains outstanding. For further discussion see Recent Developments Related to the Company’s Participation in TARP.

Estimated Current Value of Severance and Change-in-Control Benefits

Name and Principal Position (1)	Severance Amount ($)(2)	Supplemental Executive Retirement Plan Enhancement(3)	Early Vesting of Restricted Stock Awards(4)	Other ($)(5)	Estimated Tax Gross Up	Total ($)
Termination of Employment by Executive For Good Reason or Company Without Just Cause
William F. Rountree, Jr.	1,132,066	—	—	115,479	—	1,247,515
Brad E. Schwartz	662,077	—	—	91,908	—	753,985
Edward O. Yoder	493,049	—	—	90,306	—	583,355

Termination of Employment by Executive Without Just Cause
William F. Rountree, Jr.	350,000	—	—	38,493	—	388,493
Brad E. Schwartz	200,000	—	—	30,636	—	230,636
Edward O. Yoder	165,000	—	—	30,102	—	195,102

Death
William F. Rountree, Jr.	175,000	—	—	19,247	—	194,247
Brad E. Schwartz	100,000	—	—	15,318	—	115,318
Edward O. Yoder	—	—	—	—	—	—

Company Payment upon Change in Control
William F. Rountree, Jr.	909,714	93,052	129,300	115,479	—	1,247,545
Brad E. Schwartz	339,421	208,431	114,225	91,908	—	753,985
Edward O. Yoder	205,037	223,312	64,700	90,306	—	583,355

(1)	Principal position for Mr. Rountree is President and Chief Executive Officer. Principal position for Brad E. Schwartz is Executive Vice President and Chief Operating and Financial Officer. Principal position for Edward O. Yoder is President, Monarch Mortgage.
(2)

Severance amount for Mr. Rountree, Schwartz and Yoder upon a termination of employment by executive for good reason or by the company without just cause is, based on a December 31, 2008 effective date, equal to current salary and highest two year bonus, with a maximum of the IRS 280g limit for severance payments from December 31, 2008 to the end of his current contract. If employment is terminated by the executive without just cause then one years salary and benefits are paid in exchange for an agreement not to compete and not to solicit employees of the company for a one year period. Severance for all of the named executive officers upon a change in control is equal to 2.99 times the executive’s current salary and highest bonus, up to the maximum of the IRS 280g limit for severance payments.

(3)	Upon a change in control the supplemental executive retirement plan vesting accelerates to 100% of the present value of the full retirement benefit.
(4)	Upon a change in control restricted stock grants fully vest.
(5)	Other expenses for Mr. Rountree, Mr. Schwartz and Mr. Yoder upon a termination of employment by executive with good reason or by the company without cause is, based on a December 31, 2008 date, comprised of the present value of health and life insurance premiums, auto allowance, and defined contribution plan contributions for the period running from December 31, 2008 to the end of their current management contracts. If employment is terminated by the executive without just cause, then one years benefits are paid in exchange for an agreement not to compete and not to solicit employees of the company for a one year period. Other expenses for all of the named executives upon a change in control is comprised of three years of health care expense, defined contribution plan contributions, auto allowances, and life insurance premiums.

Before March 10, 2008 Mr. Rountree’s employment contract stipulated required payments should he resign with good reason or the Company terminates his employment without cause. The Amended Agreement signed March 10, 2008 between the Bank and Mr. Rountree includes three substantive changes to the employment agreement entered into by and between the parties on April 14, 1999 and effective as of April 14, 1999: (1) if Mr. Rountree dies while employed by the Bank, the Bank will continue to pay Mr. Rountree’s designated beneficiary, or his estate, as applicable, an amount equal to Mr. Rountree’s then current base salary for six months after his death; (2) if Mr. Rountree is terminated as a result of his disability as determined pursuant to the Amended Agreement, then certain restrictions imposed by the Amended Agreement shall not apply after he ceases to be employed by the Bank, and (3) at termination Mr. Rountree is prohibited from soliciting any employees of the Bank or any related companies for employment.

On March 10, 2008 Mr. Rountree and Mr. Schwartz signed employment contracts. Prior to this Mr. Schwartz was not under contract. Under the employment agreements, termination by the Company “Without Just Cause” as defined in the agreement, or by the named executive “For Good Reason” as defined in the agreement, entitles the executive to receive payment equal to his salary, bonuses and welfare benefits for the remainder of the term of his agreement (in both cases computed using the highest rate paid for such salary or bonus in the previous year). If the named executive terminates his employment without just cause they are entitled to receive one year’s salary and benefits. These benefits are conditioned on a covenant not to compete or accept a position with another competing financial services company within a 35 mile radius of any Company banking office or hire any individual with the Company for a one year term beginning on the date of departure. If the named executive dies during the term of the agreement the named beneficiary will receive six months of salary and welfare benefits.

On May 4, 2007 Mr. Yoder signed an employment contract upon his employment with the Company. Under the employment agreement, termination by the Company “Without Just Cause” as defined in the agreement, or by the named executive “For Good Reason” as defined in the agreement, entitles the executive to receive payment equal to his salary and welfare benefits for the remainder of the term of his agreement (in both cases computed using the highest rate paid for such salary in the previous year). If the named executive terminates his employment without just cause they are entitled to receive one year’s salary and benefits. These benefits are conditioned on a covenant not to compete or accept a position with another competing financial services company within a 35 mile radius of any Company office or hire any individual with the Company for a one year term beginning on the date of departure.

The Company recognizes that, as a publicly held corporation in the financial services industry, there exists the possibility of a change in the control of the Company. In order to minimize such uncertainty among senior management and to promote continuity in the event of a control change transaction, the Company has entered into agreements with each of the named executive officers. A “change of control” is defined with reference to a change in the composition of the Board of Directors, a change in the ownership of a majority of the Company’s voting stock or a sale of a majority of the Company’s assets.

The Company has agreements with the named executive officers that become effective upon a change in control. These agreements were modified on December 19, 2008 to meet United States Department of Treasury guidelines, with each named executive agreeing to modify all executive compensation agreements to meet these guidelines. Under the terms of these agreements, as modified, the Company or its successor agrees to continue the named executive officers in its employ for a term of three years after the date of a change in control. During the term of the contracts, the named executive officers will retain commensurate authority and responsibilities and compensation benefits. They will receive base salaries at least equal to that paid in the immediate prior year and bonuses at least equal to the annual bonuses paid prior to the change in control. If the employment of a named executive officer is terminated during the three years other than for cause or disability as defined in the agreement, or if a named executive officer should terminate employment because a material term of their contract is breached by the Company, such terminating officer will be entitled to two times the sum of his base salary, annual bonus and equivalent benefits. The Company has agreed to establish and fund a trust within 10 days of a change in control to ensure payment of this contingent obligation in compliance with United States Treasury Department and Internal Revenue Service guidelines and rules.

Employee Benefit Plans

401(k) Plan. The Company has adopted a profit sharing and thrift plan (the “401(k) Plan”) qualified under Section 401(k) of the Internal Revenue Code of 1986 (the “Code”). All employees of the Company may elect to participate and may contribute up to 15% of their annual salary to the 401(k) Plan. The Company may make a matching contribution and the amount of such matching contribution, if any, will be determined by the Company each year. The Company matched the employee’s contribution on a dollar for dollar basis for the first 6% of the employee’s contribution during 2008. Employer matching contributions are made in the form of shares of Common Stock, which is purchased on the open market.

Employee Stock Purchase Plan. The Monarch Employee Stock Purchase Plan (the “Purchase Plan”) is intended to provide eligible employees of the Company and its subsidiaries an opportunity to acquire an interest in the Company through the purchase of shares of Common Stock. The Purchase Plan is designed to meet the requirements of an “employee stock purchase plan” within the meaning of Section 423 of the Code. The Company has reserved 90,000 shares of Common Stock for offering to eligible employees. All employees of the Company and its subsidiaries who have met certain requirements, other than those owning stock or outstanding options representing five percent or more of the total combined voting power or value of Common Stock, are eligible to participate in the Purchase Plan. Employees who elect to participate in an offering may utilize an unlimited amount of their compensation for the purchase of Common Stock through payroll deductions. No employee, however, may purchase more than $25,000 in fair market value of Common Stock under the Purchase Plan in any calendar year. For 2007 the purchase price for the shares was the market value of the shares when purchased multiplied by 95%. The Purchase Plan is not subject to the Employee Retirement Income Security Act of 1974 (“ERISA”) and is not qualified under Section 401(a) of the Code.

Equity Incentive Plan. In March 2006, the Board of Directors adopted and, in June 2006, the shareholders of the Company approved, the Monarch Financial Holdings, Inc. 2006 Equity Incentive Plan (the “Incentive Plan”). The purpose of the Incentive Plan is to promote the interest of the Company and its shareholders by enabling the Company to recruit, reward and retain employees and outside directors. The Incentive Plan is administered and interpreted by the Board, unless the Board chooses to delegate its administration duties to a committee of the Board composed solely of two or more Non-Employee Directors as “Non-Employee” director is defined in Rule 16b-3 under the Securities Exchange Act of 1934. The number of shares of Common Stock that may be subject to award under the Incentive Plan may not exceed a currently adjusted 600,000 shares of the issued and outstanding Common Stock, to be adjusted for any additional future stock dividends/splits. In administering the Incentive Plan to employees, the Board has the authority to determine the terms and conditions upon which awards may be made and exercised, to construe and interpret the Incentive Plan and to make all determinations and actions with respect to all awards under the plan. This Incentive Plan succeeded the 1999 Incentive Stock Option Plan, in which all shares under the 1999 Plan were vested as of December 31, 2005.

Securities Authorized for Issuance under Equity Compensation Plans

The following table shows certain information with respect to the Equity Compensation Plans as of December 31, 2008.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders: 1999 Stock Option Plan	382,178	(1)	$7.09	13,460

Equity compensation plans approved by security holders: 2006 Equity Incentive Plan	0		N/A	501,560

Equity compensation plans not approved by security holders	N/A		N/A	N/A

Total	382,178		$7.09	515,020

(1)	Consists entirely of shares of Common Stock underlying previously granted stock options that have not been exercised. All of these options were granted pursuant to Monarch Bank’s 1999 stock option plan, the predecessor plan to the 2006 Equity Incentive Plan.

Director Compensation

During 2008, the Company paid non-employee directors for meeting attendance at a rate of $400 for monthly Monarch Bank Board of Director meetings and $200 for committee meetings, paid in cash or in shares of Common Stock at open market rates. All meetings of the Monarch Financial Holdings, Inc. board were held at the same time and place as Monarch Bank board of directors meetings in 2008, with no additional compensation paid if the meetings were held on the same day. Mr. Crawford, Mr. Rountree and Mr. Schwartz, all employee directors, have not been paid any director’s fees.

As an annual retainer, each director has been granted a restricted stock award pursuant to the Monarch Financial Holdings, Inc. 2006 Equity Incentive Plan. Grants of 500 shares per non-employee director were made in 2008 on December 31, 2008 at the closing market price on the day issued. Shares vest one year from issuance. Mr. Rountree, Mr. Schwartz, and Mr. Yoder in their capacities as employees, received grants of 8,000 shares of restricted stock, 6,500 shares of restricted stock, and 7,000 shares of restricted stock, respectively in 2008. Those shares are detailed further in the Grants of Plan Based Awards table on page 18.

The following table sets forth certain information relating to compensation of directors as of December 31, 2008:

Director Compensation for 2008

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	All Other Compensation ($)	Total ($)
Lawton H. Baker (3)	$6,400	$3,375	$—	$—	$9,775
Cassell D. Basnight	$10,200	$3,375	$—	$—	$13,575
Jeffrey F. Benson (3)	$9,800	$3,375	$—	$—	$13,175
Joe P. Covington, Jr. (3)	$9,200	$3,375	$—	$—	$12,575
Taylor B. Grissom (3)	$10,000	$3,375	$—	$—	$13,375
Robert M. Oman (3)	$8,600	$3,375	$—	$—	$11,975
Elizabeth T. Patterson	$4,400	$3,375	$—	$—	$7,775
Dwight C. Schaubach	$4,800	$3,375	$—	$—	$8,175
Lawrence L. Sutton	$5,200	$3,375	$—	$—	$8,575

Total	$68,600	$30,375	$—	$—	$98,975

(1)	All meeting fees are paid in cash and on a quarterly basis the accrued balances for the majority of directors are used to purchase shares of Common Stock on the open market on their behalf.
(2)	Each of the directors named above were granted 500 shares of restricted stock as a retainer that vest December 31, 2009. The valuation is based on the Company stock price at December 31, 2008.
(3)	Outstanding Stock Options for non-employee directors. Mr. Baker, 17,754 shares; Mr. Benson, 17,754 shares; Mr. Covington, 3,300 shares; Mr. Grissom, 19,094 shares; and Mr. Oman, 29,158 shares. All are vested and all expire ten years from the date of issuance.

Transactions with Management

Some of the directors and officers of the Company are at present, as in the past, customers of the Company and its subsidiaries, and the Company and its subsidiaries have had, and expect to have in the future, banking transactions in the ordinary course of their business with directors, officers, principal shareholders and their associates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. These transactions do not involve more than the normal risk of collectability or present other unfavorable features. The balance of loans to directors, executive officers and their associates totaled $16,842,505 at December 31, 2007, or 28% of the Company’s equity capital at that date. All loans to directors are approved at the Directors Loan Committee and ratified at the next Board of Directors meeting, with the director receiving the loan abstaining from the vote. The Board of Directors has approved all related party transactions with members of the Board of Directors.

Other than as set forth above, there were no transactions during 2008 between the Company’s directors or officers and the Company or its subsidiaries, nor are there any proposed transactions. Additionally, there are no legal proceedings to which any director, officer or principal shareholder, or any affiliate thereof, is a party that would be material and adverse to the Company.

PROPOSAL 2. NON-BINDING VOTE ON EXECUTIVE COMPENSATION

On February 17, 2009, President Obama signed the American Recovery and Reinvestment Act of 2009 (the “ARRA”) into law. The ARRA includes a provision, commonly referred to as “Say-on-Pay,” that requires any recipient of funds in the Troubled Assets Relief Program (the “TARP”) to permit a separate shareholder vote to approve the compensation of executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

In order to comply with ARRA as a recipient of TARP funds, the Board of Directors of the Company is providing you the opportunity, as a shareholder, to endorse or not endorse our executive pay programs and policies through the following resolution:

“RESOLVED, that the shareholders approve the compensation of executive officers as disclosed in this proxy statement pursuant to the rules of the Securities and Exchange Commission.”

Non-binding approval of the Company’s executive compensation program would require that a majority of the shares present or represented at the annual meeting vote in favor of the proposal. Abstentions and broker non-votes will not be counted as votes cast and therefore will not affect the determination as to whether the Company’s executive compensation program as disclosed in this proxy statement is approved.

Because your vote is advisory, it will not be binding upon the Board of Directors, overrule any decision made by the Board of Directors or create or imply any additional fiduciary duty by the Board of Directors. The Compensation Committee may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF PROPOSAL 2 – NON-BINDING VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL 3. RATIFICATION OF APPOINTMENT

OF INDEPENDENT ACCOUNTANTS

The Board of Directors, upon recommendation of its Audit and Compliance Committee, has appointed, subject to shareholder approval, Goodman & Company, LLP, as the firm of independent certified public accountants to audit the financial statements of the Company for the fiscal year ending December 31, 2009, and the Board of Directors desires that such appointment be ratified by the shareholders. Goodman & Company, LLP, audited the financial statements of the Company for the fiscal year ended December 31, 2008. A majority of the votes cast by holders of Common Stock is required for the ratification of the appointment of the independent certified public accountants.

The report of the Audit and Compliance Committee is below. A representative of Goodman & Company, LLP, will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires and will be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPOINTMENT OF GOODMAN & COMPANY, LLP, AS THE COMPANY’S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.

AUDIT INFORMATION

The Audit Committee operates under a written charter that it has adopted. The members of the Audit Committee are independent as that term is defined in the listing standards of NASDAQ.

Fees of Independent Public Accountants

Audit Fees

The aggregate fees billed by Goodman & Company, LLP, for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2008 and 2007, and for the review of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings and engagements, for those fiscal years were $47,575 in 2008 and $60,250 for 2007.

Audit-Related Fees

The aggregate fees billed by Goodman & Company, LLP, for professional services for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and not reported under the heading “Audit Fees” above for the fiscal years ended December 31, 2008 and 2007 were $10,450 and $3,350, respectively.

Tax Fees

The aggregate fees billed by Goodman & Company, LLP, for professional services for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2008 and 2007 were $10,500 and $5,750, respectively. During 2008 and 2007, these services included the preparation of federal and state tax returns, and general tax matters.

All Other Fees

There were no other fees charged by Goodman & Company, LLP, for other services. The aggregate fees billed by Goodman & Company, LLP, for all services rendered to the Company for the fiscal years ended December 31, 2008 and 2007 were $68,525 and $69,350, respectively.

Audit and Compliance Committee Report

Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements for the year ended December 31, 2008. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards). In addition, the Audit Committee has received from the independent auditors the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with them their independence from the Company and its management. Moreover, the Audit Committee has considered whether the independent auditor’s provision of other non-audit services to the Company is compatible with maintaining the auditor’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission. By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

Audit and Compliance Committee

Lawton H. Baker, Chair

Taylor B. Grissom         Elizabeth T. Patterson

Pre-Approved Policies and Procedures

All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Goodman & Company, LLP, was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. Generally, services are pre-approved by the Audit Committee through its annual review of the engagement letter. Subsequently, as the need for additional services arise, detailed information regarding the specific audit, audit-related, tax and permissible non-audit services are submitted to the Audit Committee for its review and approval prior to the provision of such services. In the event that the Audit Committee cannot meet prior to the provision of such services, the Audit Committee has delegated to its Chair the authority to pre-approve such services. All such pre-approvals are then reported to the Audit Committee at its next regularly scheduled meeting.

PROPOSALS FOR 2010 ANNUAL MEETING OF SHAREHOLDERS

The next Annual Meeting of Shareholders will be held on or about May 6, 2010. Any shareholder who wishes to submit a proposal for consideration at that meeting, and who wishes to have such proposal included in the Company’s proxy statement, must comply with SEC Rule 14a-8 and must submit the proposal in writing no later than December 1, 2009. The deadline for shareholders to notify the Company of non-Rule 14a-8 matters that may be raised for consideration at the 2010 annual meeting is March 1, 2010, and such notices may not be submitted prior to January 30, 2010. Additionally, any such shareholder proposals or notifications must contain the information required by Section 1.12.1 of the Company’s Bylaws. Any shareholder may obtain a copy of the Company’s Bylaws, without charge, upon written request to the Secretary of the Company. All such proposals and notifications shall be sent to the Secretary of the Company at 1101 Executive Boulevard, Chesapeake, Virginia 23320.

The Company’s Bylaws also prescribe the procedure a shareholder must follow to nominate directors or to bring other business before shareholders’ meetings outside of the proxy statement process. For a shareholder to nominate a candidate for director at or to bring other business before the 2010 annual meeting of shareholders, notice must be received by the Secretary of the Company not less than 60 days and not more than 90 days before the first anniversary date of the 2009 annual meeting. Additionally, any such shareholder proposals or notifications must contain the information required by Section 1.12.1 of the Company’s Bylaws. Based upon the May 7, 2009 date for the 2009 annual meeting of shareholders, the Company must receive any notice of nomination or other business no later than March 8, 2010 and no earlier than February 6, 2010.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Exchange Act, as administered by the SEC, and in accordance therewith will file reports, proxy statements and other information with the SEC. The public may read and copy any document that the Corporation would file at the SEC’s public reference room facility located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file documents with the SEC electronically through the SEC’s electronic data gathering, analysis and retrieval system known as EDGAR.

THE COMPANY’S ANNUAL REPORT TO SHAREHOLDERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2008, INCLUDING FINANCIAL STATEMENTS, IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR 2008 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCLUDING EXHIBITS, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO BRAD E. SCHWARTZ, SECRETARY, WHOSE ADDRESS IS 1101 EXECUTIVE BOULEVARD, CHESAPEAKE, VIRGINIA 23320. THE ANNUAL REPORT IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

OTHER MATTERS

The Board of Directors does not intend to present, and knows of no one who intends to present, to the meeting any matter for action by shareholders other than as set forth herein. However, the enclosed proxy confers discretionary authority with respect to transaction of any other business that may properly come before the meeting, and it is the intention of the persons named in the proxy to vote in accordance with their judgment on any such matter.

By Order of the Board of Directors,

William F. Rountree, Jr.
President and Chief Executive Officer

Dated in Chesapeake, Virginia and mailed this 31st day of March, 2009

☒	PLEASE MARK VOTES	REVOCABLE PROXY
	AS IN THIS EXAMPLE	MONARCH FINANCIAL HOLDINGS, INC.				With-	For All
					For	hold	Except

PROXY SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS

The undersigned hereby appoints                      and                     , jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated below and upon any and all other matters that may properly be brought before such meeting, all shares of Common Stock that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Monarch Financial Holdings, Inc. to be held at the Monarch Bank Great Bridge Office, 1034 S. Battlefield Blvd., Chesapeake, Virginia 23322, on Thursday, May 7, 2009, at 10:00 a.m., local time, or at any adjournments thereof, for the following purposes.

			1.	To elect as directors the three persons listed as nominees below.	☐	☐	☐
Nominees for Class I Directors Whose Terms Will Expire in 2012:
Taylor B. Grissom, Elizabeth T. Patterson and Brad E . Schwartz
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.
					For	Against	Abstain
			2.	To approve, although the votes will be non-binding on the Company, our executive compensation practices.	☐	☐	☐
			3.	To ratify the appointment of Goodman & Company, LLP, as the Company’s Independent auditor for the year ending December 31, 2009.	☐	☐	☐
4.

To transact such other business as may properly come before the Annual Meeting. Management is not aware of any other business, other than procedural Matters incident to the conduct of the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN
THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THlS PROXY WlLL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1 AND FOR ITEMS 2 AND 3.
Please be sure to date and sign this proxy card in the box below.		Date

Sign above

¿ Detach above card, sign, date and mail in postage paid envelope provided. ¿

MONARCH FINANCIAL HOLDINGS, INC.

(If signing as Attorney, Administrator, Executor, Guardian or Trustee, please add your title as such.) PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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